105822

                                                                   Exhibit 10(a)




                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------



                  THIS AGREEMENT made as of September 15, 1997, between HERITAGE BANCORP, INC., a Pennsylvania corporation formerly known as Miners National Bancorp, Inc. ("Employer"), having an office at 120 South Centre Street, Pottsville, Pennsylvania 17901, and ALLEN E. KIEFER, with an address at R.D. #3, Box 155, Schuylkill Haven, Pennsylvania 17972 ("Executive").

                             W I T N E S S E T H:

                  WHEREAS, Executive and Employer are parties to that certain Employment Agreement dated as of September 13, 1994 pursuant to which Executive has been employed as President and Chief Executive Officer of Employer and Heritage National Bank (formerly The Miners National Bank), a wholly-owned subsidiary of Employer (the "Bank"); and

                  WHEREAS, Employer and Executive desire to extend the terms of said Employment Agreement and make certain other amendments as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises set fort herein and in said Employment Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                  1. The "Term" of Executive's employment under said Employment Agreement (said Employment Agreement as amended hereby is hereinafter referred to as the "Employment Agreement") as provided in Section 2(a) is hereby extended until September 30, 2000 and all references in the Employment Agreement to the Term shall include the Term as extended hereby.
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                  2. The first sentence of Section 2(b) of the Employment
Agreement is hereby amended to read as follows: "Executive's employment right hereunder shall automatically terminate at the close of business on September 30, 2000.

                  3. Executive's annual base salary during the remainder of the Term shall be at least equal to executive's base salary currently in effect, subject to increase by Employer from time to time with the approval of the Board of Directors of Employer.

                  4. Section 6(c) of the Employment Agreement is hereby amended to read as follows:

                     (c) Other Benefits. Executive acknowledges that, in the
                         --------------
         event of termination of Executive's employment during the Term of his employment hereunder pursuant to paragraph (a) of this Section 6, the payments and benefits to be made or provided to Executive pursuant to this Section 6 are to be in full satisfaction of Employer's obligations to Executive under this Employment Agreement and Executive shall not be entitled to any other severance or termination benefits, whether pursuant to this Employment Agreement or otherwise; provided, however,
                                                             --------  -------
         that this paragraph (c) shall not be deemed to affect Executive's rights to payments or benefits under any existing or future benefit plan or arrangement (other than a severance or termination plan or arrangement) of the Corporation, the Bank or any successor in which Executive is or becomes a participant, or under which Executive has or obtains rights, including, without limitation, any qualified or nonqualified deferred compensation or retirement plans or programs or any outstanding stock options or similar agreements. Any such rights of Executive shall be determined in accordance with the terms and conditions of the applicable agreement, arrangements or plan and applicable law. Notwithstanding the foregoing, if during the Term Executive becomes entitled to receive benefits under any change in control agreement then in effect as a result of the termination of Executive's employment following a change in control event specified in said agreement, the benefits to be provided under such change in control agreement shall control and Executive shall not be entitled to also receive termination benefits under this Employment Agreement.

                  5. Section 7 of the Employment Agreement is hereby amended by deleting it in its entirety.



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                  6. The terms of the Employment Agreement dated September 13,
1994, as amended hereby, shall remain in full force and effect from and after the date hereof.

                  IN WITNESS WHEREOF, the following have caused their signatures and seals to be hereunto affixed to this Amendment as of the date first above written.


ATTEST:                                HERITAGE BANCORP, INC.


/s/  Beverly A. Riotto                 By: /s/  Richard A. Ketner
---------------------------               ------------------------------
(Assistant) Secretary
(SEAL)




WITNESS:                               EXECUTIVE


/s/  David L. Scott                    /s/  Allen E. Kiefer
---------------------------            ------------------------------(SEAL)
                                       Allen E. Kiefer








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